Exhibit 5.1

A&L Goodbody Solicitors International Financial Services Centre North Wall Quay Dublin 1

Tel:  +353 1 649 2000 Fax:  +353 1 649 2649 email: info@algoodbody.com website: www.algoodbody.com dx: 29 Dublin

Our ref | 01414360	Your ref |	Date | 12 August 2015

Global indemnity plc

25/28 North Wall Quay

Dublin 1

Ireland

Global Indemnity plc

US$100,000,000 7.75% Subordinated Notes Due 2045

Dear Sirs,

We have acted as legal advisers as to matters of Irish law to Global Indemnity plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 25/28 North Wall Quay, Dublin 1, Ireland (the Issuer) in respect of the US$100,000,000 7.75% Subordinated Notes Due 2045 (the Notes) issued by the Issuer pursuant to the indenture (the Indenture) dated 12 August 2015 and made among the Issuer and Wells Fargo Bank, National Association (the Trustee) and related matters (the Transaction).

Documents Examined

1.	For the purposes of giving this Opinion we have examined (i) the registration statement on Form S-3 (File No. 333-205451) filed with the United States Securities and Exchange Commission (the Commission) under the Securities Act of 1933 of the United States of America, as amended (the Securities Act) (the Registration Statement), including the base prospectus contained therein (the Base Prospectus), (ii) the preliminary prospectus supplement dated 5 August 2015 (together with the Base Prospectus, the Preliminary Prospectus) in connection with the Notes, (iii) the prospectus supplement dated 5 August 2015 (together with the Base Prospectus, the Prospectus, and together with the Registration Statement and Preliminary Prospectus, the Offering Documents) in connection with the Notes; (iv) the documents set out in Schedule 1 (the Transaction Documents, and together with the Offering Documents, the Issue Documents) and (iii) the corporate documents set out in Schedule 2 (the Corporate Documents and, together with the Issue Documents, the Documents).

Bases of Opinion

2.

2.1.	Terms defined in the Issue Documents have the same meaning in this Opinion.

2.2.	This Opinion is confined to matters of Irish law applied by the courts of Ireland as at the date hereof and is given on the basis that it shall be governed by and construed in accordance with Irish law without reference to the provisions of other laws imported by private international law. We have made no investigation of, and express no opinion as to, the laws of any other jurisdiction. We have no knowledge of whether, or to what extent, the laws of a jurisdiction other than Ireland would affect this Opinion.

Dublin Belfast London New York San Francisco Palo Alto
P.M. Law	V.J. Power	S. O’Riordan	E.A. Roberts	D. Widger	J.B. Somerville	D. Main	P.T. Fahy	A. Casey	G. Stanley	C. Morrissey
C.E. Gill	L.A. Kennedy	M.P. McKenna	C. Rogers	C. Christle	M.F. Barr	J. Cahir	A.J. Johnston	B. Hosty	D. Dagostino
E.M. FitzGerald	S.M. Doggett	K.A. Feeney	G. O’Toole	S. O’Croinin	A.M. Curran	M. Traynor	M. Rasdale	M. O’Brien	E. Keane
B.M. Cotter	B. McDermott	M. Sherlock	J.N. Kelly	J.W. Yarr	A. Roberts	P.M. Murray	D. Inverarity	K. Killalea	C. Clarkin
J. G. Grennan	C. Duffy	E.P. Conlon	N. O’Sullivan	D.R. Baxter	M. Dale	N. Ryan	M. Coghlan	L. Mulleady	R. Grey
J. Coman	E.M. Brady	E. MacNeill	M.J. Ward	A. McCarthy	C. McCourt	P. Walker	D.R. Francis	K. Ryan	R. Lyons
P.D. White	P.V. Maher	K.P. Allen	A.C. Burke	J.F. Whelan	R.M. Moore	K. Furlong	L.A. Murphy	E. Hurley	J. Sheehy
Consultants: J.R. Osborne S.W. Haughey T.V. O’Connor Professor J.C.W. Wylie A.F. Browne M.A. Greene A.V. Fanagan J.A. O’Farrell I.B. Moore J.H. Hickson

2.3.	This Opinion is limited strictly to the matters stated herein and is not to be read as extending by implication or otherwise to any other matter.

2.4.	This Opinion is given as of the date hereof and may not be relied upon as of any later date.

Assumptions

3.	For the purposes of issuing this Opinion we have made and relied on the following assumptions without any responsibility on our part if any assumption proves to be untrue as we have not independently verified any assumption:

3.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

3.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

3.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

3.4.	that the memorandum and articles of association of the Issuer are correct and up to date;

3.5.	the accuracy and completeness as to factual matters of the representations and warranties of the Issuer contained in the Documents and the accuracy of all certificates provided to us by the Issuer;

3.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Issue Documents;

3.7.	without having made any investigation, that as a matter of the laws of the State of New York and all other applicable law (other than the laws of Ireland), the terms and conditions of the Notes and the provisions of the Transaction Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto;

3.8.	the accuracy and completeness of all information appearing on public records;

3.9.	that the Issuer has entered into the Transaction Documents in good faith, for its legitimate business purposes, for good consideration, and that it will derive commercial benefit from the Transaction;

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3.10.	that (a) the Issuer will be fully solvent at the time of and immediately following its entry into the Transaction Documents and the filing of the Registration Statement; (b) the Issuer will not become insolvent as a consequence of doing any act or thing which the Transaction Documents or the Registration Statement contemplates, permits or requires the Issuer to do; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to the Issuer; and (d) no receiver has been appointed in relation to any of the assets or undertaking of the Issuer;

3.11.	that the proceeds of the issue of the Notes were not directly or indirectly used to finance a purchase, or subscription made or to be made, by any person for any shares in the Issuer;

3.12.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to the entry of the Issuer into the Transaction Documents are or will be required to be obtained;

3.13.	that, for the purposes of Directive 2003/71/EC (as amended), no offering of the Notes will be made to the public within the European Economic Area and no application will be made to have the Notes admitted to the official list or to trading on any regulated market situated or operating within the European Economic Area; and

3.14.	the Transaction Documents and the Notes and the transactions and other matters contemplated thereby are not and will not be affected by any financial restrictions arising from orders made by the Minister for Finance under the Financial Transfers Act 1992, the Criminal Justice (Terrorist Offences) Act 2005, the European Communities Act 1972 or European Communities Regulations being directly applicable or having direct effect in Ireland. Orders which have been made under those acts and regulations that are in effect at the date of this Opinion impose restrictions on financial transfers involving residents of certain countries, certain named individuals and certain named entities arising from the implementation in Ireland of United Nations and EU sanctions.

Opinion

4.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this Opinion. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:

4.1.	the Issuer is a public company duly incorporated with limited liability under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office on 12 August 2015, the Issuer is validly existing under the laws of Ireland;

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4.2.	the Issuer has the necessary power and authority to enable it to execute, deliver and perform the obligations undertaken by it under the Transaction Documents;

4.3.	the execution of the Transaction Documents has been duly authorised by the Issuer;

4.4.	the execution, delivery and performance by the Issuer of the Transaction Documents will not:

4.4.1.	cause any law, regulation, rule or order of Ireland to be contravened; or

4.4.2.	result in a breach of any of the terms or provisions of the Memorandum or Articles of Association of the Issuer; and

4.5.	the Issuer is not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland.

Qualifications

5.	The opinions set forth in this opinion letter are given subject to the following qualifications:

5.1.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

5.2.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

5.3.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Transaction Documents might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

5.4.	additional interest imposed by any clause of any Transaction Documents might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the Transaction Documents but could restrict the amount recoverable by way of interest under the Transaction Documents;

5.5.	the Offering Documents have been prepared by the Issuer and we have not investigated or verified the truth or accuracy of the information contained therein, nor have we been responsible for ensuring that no material information has been omitted therefrom; and

5.6.	we express no opinion on any taxation matters.

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Reliance

6.
6.1.	This Opinion may be relied upon by the Issuer’s legal advisers, Skadden, Arps, Slate, Meagher & Flom LLP.

6.2.	We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement, and in the prospectus supplement related to the offering of the Notes, under the heading “Legal Matters” as counsel for the Issuer who have passed, in accordance with the terms of this Opinion, on the validity as to matters of Irish law of the Notes being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ A&L Goodbody

A&L Goodbody

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SCHEDULE 1

Transaction Documents

1.	Indenture between the Issuer and the Trustee dated 12 August 2015.

2.	Underwriting Agreement dated 5 August 2015 among the Issuer and the Managers party thereto (on behalf of the Underwriters).

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SCHEDULE 2

1.	Corporate Certificate of the Issuer dated 12 August 2015 attaching, inter alia;

(a)	resolutions of the Issuer; and

(b)	certified copies of the constitutional documents of the Issuer.

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